EXECUTION


                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT

     AMENDMENT dated as of September 7, 2001 by and among Titanium Metals Corporation, a Delaware corporation ("Timet") and Titanium Hearth Technologies, Inc., a Delaware corporation ("THT", and together with Timet, each individually, a "Borrower" and, collectively, "Borrowers"), TIMET Millbury Corporation, an Oregon corporation ("TIMET Millbury"), TIMET Castings Corporation, a Delaware corporation ("TIMET Castings"), TIMET Finance Management Company, a Delaware corporation ("TIMET Finance"), TMCA International, Inc., a Delaware corporation ("TMCA", and together with TIMET Millbury, TIMET Castings and TIMET Finance, each individually, a "Guarantor" and, collectively, "Guarantors"), and Congress Financial Corporation (Southwest), a Texas corporation ("Lender").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Lender, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated February 25, 2000, by and among Lender and Borrowers (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements"); and

     WHEREAS, Borrowers and Guarantors have requested that Lender agree to certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.
            -----------

     1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

     (a) "Amendment No. 1" shall mean this Amendment No. 1 to the Loan and Security Agreement by and among Borrowers, Guarantors, and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (b) "Deposit Account Control Agreement" shall mean a Deposit Account Control Agreement by and among Lender, a Borrower or Restricted Subsidiary (as applicable), and the financial institution which maintains a deposit account for such Borrower and Restricted Subsidiary, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (c)  "Investment  Property  Control  Agreement"  shall  mean an  Investment
Property Control Agreement by and among Lender, a Borrower or Restricted Subsidiary (as applicable), and the financial institution which maintains a securities account for such Borrower and Restricted Subsidiary, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.2 Amendment to Definition. The definition of "Excess Availability" shall be deleted in its entirety and replaced as follows:

           "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of:
      (i) the Borrowing Base and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time (unless the trade payable or other obligation is being contested in good faith), including the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent. So long as Lender is only receiving reports with respect to sales made, credits issued and cash received pursuant to Section 7.1(a)(i) every month, reports with respect to Inventory pursuant to Section 7.1(a)(ii) every month and agings of the accounts payable pursuant to Section 7.1(a)(ii) every month, the Borrowing Base used for determining Excess Availability at any time shall be calculated based on the sales made, credits issued and cash received as of the end of each such immediately preceding month and Inventory as of the end of the immediately preceding month and the outstanding and unpaid trade payables which are more than sixty (60) days past due for purposes of determining Excess Availability at any time shall be based on such agings of accounts payable as of the end of the immediately preceding month. If Lender does not receive any of the reports or agings referred to above, the Borrowing Base used

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

      for determining Excess Availability shall be calculated in such other manner as Lender may determine, without limiting any other rights or remedies of Lender."

     1.3 Interpretation. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1.

Section 2. Amendments to Loan Agreement.
           ----------------------------

     2.1 Collateral Reporting. Section 7.1(a)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

           "(i) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof) so long as Excess Availability is greater than $40,000,000 or more frequently as Lender may reasonably request at any time that Excess Availability is equal to or less than $40,000,000, a schedule of sales made, credits issued and cash received (and including information with respect to Accounts owing by ValTimet, Accounts owing by account debtors located other than in the United States of America and Accounts subject to bill and hold arrangements);"

     2.2 Inventory Covenants. Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

           "(d) upon Lender's request, at any time after August 30, 2000, each Borrower shall, at its expense, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely (and to the extent possible, Lender shall use reasonable efforts to have the same appraisal firm as had previously done appraisals of the Inventory of Borrowers conduct any such subsequent appraisals, so long as it does not result in any material delay) provided, that (i) so long as Excess Availability is greater than $40,000,000 and no Event of Default exists and is continuing, Lender may only make one such request in any twelve (12) consecutive month period; and
      (ii) at any time Excess Availability is equal to or less than $40,000,000 Lender may make such request no more than twice in any twelve (12) month period; and (iii) on or after an Event of Default exists and is continuing,

      Lender may request such additional appraisals as Lender may deem necessary or desirable;"

     2.3   Sale   of   Assets,   Consolidation,    Merger,   Dissolution,   Etc.


     (a) Section 9.7(b)(ii) of the Loan Agreement is hereby amended to delete the reference to $750,000 contained therein and replace it with "$1,000,000".

     (b) Section  9.7(b) of the Loan  Agreement  is hereby  amended to add a new
Section 9.7(b)(xvi) as follows:

          "(xvi) the sale by TIMET Millbury of the Equipment listed on Exhibit A to Amendment No. 1 so long as (i) the proceeds, if any, of such sale are paid to Lender for application to the Prime Rate Loans (without any permanent reduction in the Maximum Credit as a result of such application) or if no Prime Rate Loans are outstanding as of the date of such sale, such proceeds shall be delivered to TIMET, subject to applicable law or court order or order of any governmental authority, (ii) such sales do not involve any Equipment included in the Borrowing Base as a result of the most recent acceptable appraisal of Equipment delivered by Borrowers to Lender pursuant to Section 7.4 of the Loan Agreement, and (iii) as of the date of such sale, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;"

     2.4 Indebtedness. Section 9.9(g)(iii) of the Loan Agreement is hereby amended to delete the reference to "$5,000,000" contained therein and replace it with "$25,000,000".

     2.5 Loans and Investments, Etc.

          (a) Section 9.10(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(b)   investments   in  cash  or  Cash   Equivalents,
          provided, that,

                    (i) no Loans are then outstanding, except that,

                              (A) notwithstanding  that any Loans are
     outstanding, (1) Borrowers or any Restricted Subsidiary may from time to time in the ordinary course of business consistent with the current practices of Borrowers or such Restricted Subsidiary as of the date hereof have Cash Equivalents consisting of overnight investments purchased with amounts received by such Borrower in the Blocked Accounts (or in the case of a Restricted Subsidiary, the applicable bank account), in each case to the extent required as part of the cash management of Borrowers or such Restricted Subsidiary so long as the aggregate amount of such Cash
    Equivalents does not exceed $1,000,000 at any time, and (2) Borrowers or any Restricted Subsidiary may from time to time in the ordinary course of business consistent with the current practices of Borrowers or such Restricted Subsidiary as of the date hereof make deposits of cash or other immediately available funds in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as such funds and Cash Equivalents are not held more than five (5) Business Days from the date of the initial deposit thereof and do not exceed $1,000,000 at any time) and (3) TFMC may hold cash or Cash Equivalents purchased with amounts received by TFMC constituting payment in respect of Indebtedness owing by certain of its Affiliates to it, so long as such funds and Cash Equivalents are not held for more than five (5) Business Days from the date of the initial deposit thereof, and TFMC shall promptly use such funds only to make loans, dividends, capital contributions or other payments to a Borrower, and

                              (B)  notwithstanding   that  Eurodollar
     Rate Loans are outstanding, Borrowers or any Restricted Subsidiary may from time to time in the ordinary course of business consistent with the current practices of Borrowers or such Restricted Subsidiary as of the date hereof, have cash or Cash Equivalents so long as Excess Availability shall be not less than $60,000,000 at all times that Borrowers or any Restricted Subsidiary has such cash or Cash Equivalents, and

                    (ii) as to any of the foregoing, promptly upon Lender's request or at any time such cash or Cash Equivalents exceed $5,000,000 in the aggregate, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments including, but not limited to,

                              (A)  as  to  any  securities  accounts,
     investment accounts and similar accounts, the delivery to Lender of an

    Investment Property Control Agreement with respect to such account in which any of such cash or Cash Equivalents may at any time be deposited, credited or held, duly authorized executed and delivered by the Borrower or Restricted Subsidiary which owns the account and the assets therein and the security intermediary and other financial institution where such account is maintained and

                              (B)  as to  any  deposit  account,  the
     delivery to Lender of a Deposit Account Control Agreement with respect to such account in which any of such cash or Cash Equivalents may at any time be deposited, credited or held, duly authorized executed and delivered by the Borrower or Restricted Subsidiary which owns the account and the assets therein and the financial institution where such deposit account is maintained."

     (b) Sections 9.10(d) and (e) of the Loan Agreement are each hereby amended to delete the reference to "$10,000,000" contained therein and to replace each of such references with "$25,000,000".

     (c) Section 9.10 of the Loan Agreement is hereby amended to change the punctuation at the end of such Section from a period to a semicolon followed by "and" and to add a new Section 9.10(o) thereto on the end thereof as follows:

         "(o) loans and advances to, investments in, and purchases or repurchases of Capital Stock or Indebtedness of all or a substantial part of the assets of, any Restricted Subsidiary or Unrestricted Subsidiary by Timet and/or any Restricted Subsidiary (in addition to all such transactions otherwise permitted under other subsections of this Section 9.9) provided, that, except as Lender may otherwise agree, (i) at any time, the aggregate amount of all such loans and advances to, investments in, and purchases or repurchases of Capital Stock or Indebtedness of all or a substantial part of the assets of, any Restricted Subsidiary or Unrestricted Subsidiary by Timet and/or any Restricted Subsidiary in the aggregate outstanding at such time, shall not exceed $20,000,000, (ii) in the case of loans of money or property, in an amount in excess of $1,000,000, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement, provided, that, at Lender's option, all promissory notes or other instruments evidencing Indebtedness arising pursuant to loans of money or property in any amount shall be delivered, or caused to be delivered to Lender, together with an appropriate endorsement, promptly upon Lender's request, (iii) as of the date of any such loan, advance or investment and after giving effect thereto Excess Availability shall be not less than $60,000,000, (iv) Lender shall have received (A) not less than ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Lender may reasonably request; and (v) as of the date of any such loan, advance or investment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred."

     2.6 Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby amended to change the punctuation at the end of such Section from a period to a semicolon followed by "and" and to add a new Section 9.11(h) thereto on the end thereof as follows:

                    "(h) Timet may pay dividends in respect of its Capital Stock; provided, that, as to any payment of such dividends:

                    (i) such payment shall be made with funds legally available therefor,

                    (ii) as of the date of the payment of such dividend and immediately after giving effect thereto, Excess Availability shall be not less than $40,000,000,

                    (iii) the aggregate amount of all payments of such dividends shall not exceed $10,000,000 in any calendar year,

                    (iv) such dividend shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its properties are bound, and

                    (v) as of the date of the payment of such dividend and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing."

     2.7 Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby amended to change the punctuation at the end of such Section from a period to a semicolon followed by "or" and to add a new Section 9.12(c) thereto on the end thereof as follows:

         "(c) make loans, advances or investments in any Restricted Subsidiary or Unrestricted Subsidiary in accordance with Section 9.10(o) hereof."

     Section 3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Lender pursuant to the other Financing Agreements, each Borrower and Guarantor hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of Amendment No.1 and shall be incorporated into and made a part of the Financing Agreements):

     3.1 No Default. No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing on the date of this Amendment No. 1.

     3.2 Corporate Power and Authority. This Amendment No. 1 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date of this Amendment No. 1 and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable against such Borrower and Guarantor in accordance with their respective terms.

     3.3 Consents. Borrowers and Guarantors have received all necessary consents and approvals of third parties to the transactions contemplated by this Amendment No. 1.

     Section 4. Condition Precedent. The effectiveness of the amendments and waiver contained herein shall be subject to, Lender having received, in form and substance satisfactory to Lender, an original of this Amendment No. 1, duly authorized, executed and delivered by each Borrower and Guarantor.

     Section 5. Provisions of General Application

     5.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

     5.2 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrowers or Guarantors to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

     5.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

     5.4 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Texas.

     5.5 Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     5.6 Survival of Representations and Warranties. All representations and warranties made in this Amendment No. 1 or any other document furnished in connection with this Amendment No. 1 shall survive the execution and delivery of this Amendment No. 1 and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     5.7 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                               TITANIUM METALS CORPORATION

                               By:   /s/ Mark A. Wallace
                                  ----------------------
                                        Mark A. Wallace
                               Title:   Chief Financial Officer


                               TITANIUM HEARTH TECHNOLOGIES, INC.

                               By:   /s/ Mark A. Wallace
                                  ----------------------
                                        Mark A. Wallace
                               Title:   Vice President


                               TMCA INTERNATIONAL, INC.

                               By:   /s/ Mark A. Wallace
                                  ----------------------
                                        Mark A. Wallace
                               Title:   Vice President


                               TIMET MILLBURY CORPORATION

                               By:   /s/ Mark A. Wallace
                                  ----------------------
                                        Mark A. Wallace
                               Title:   Vice President


                               TIMET CASTINGS CORPORATION

                               By:   /s/ Mark A. Wallace
                                  ----------------------
                                        Mark A. Wallace
                               Title:   Vice President


                       [SIGNATURES CONTINUE ON NEXT PAGE]


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

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                               TIMET FINANCE MANAGEMENT
                                        COMPANY

                               By:   /s/ Susan E. Alderton
                                  ------------------------
                                        Susan E. Alderton
                               Title:   Vice President



AGREED TO:
---------

CONGRESS FINANCIAL CORPORATION
         (SOUTHWEST)

By: :   /s/ M. Galovic Jr.
     --------------------------
            M. Galovic Jr.

Title: Vice President